Exhibit 10.17
STOCK PLEDGE AGREEMENT
     This Stock Pledge Agreement (this “Agreement”) is made effective as of the 30th day of March, 2006 (the “Effective Date”) by and between Brandywine Insurance Holdings, Inc., a Delaware corporation (“Pledgor”) and Brooke Credit Corporation, a Kansas corporation (“Pledgee”).
RECITALS
     A. Pledgor owns 100% of the issued and outstanding capital stock of Guarantee Insurance Company, a South Carolina domiciled insurance company (“GIC”) (the “Shares”).
     B. Pledgee has agreed to make a loan to Pledgor, SunCoast Holdings, Inc., a Delaware corporation, and Patriot Risk Services, Inc., a Delaware corporation (collectively, the “Borrowers”) (the “Loan”) pursuant to that certain promissory note (the “Note”) of even date herewith made payable by Borrowers to Pledgee in the principal amount of $8,652,000 and the related loan documents. The Note, together with this Agreement and all other loan agreements, security agreements, guaranties, pledge agreements and all other documents and instruments that evidence and/or secure the Loan are referred to herein as the “Loan Documents.”
     C. Pledgor agreed to pledge the Pledged Shares (as defined below) to Pledgee to secure Borrowers’ obligations under the Loan Documents.
TERMS AND CONDITIONS
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     1. Definitions. The following terms when used hereinafter shall have the following meaning:
     (a) The term “Pledged Shares” means the Shares and any other stock (whether common, preferred or otherwise) or other securities of GIC in which Pledgor at any time has an interest, all whether now owned or at any time hereafter acquired.
     (b) The term “Obligations” means (i) the timely, full and complete payment by Borrowers when due of all amounts due under the Note, (ii) the timely, full and complete performance by Borrowers of all of their obligations, liabilities and indebtedness under the Loan Documents, and (iii) the timely, full and complete performance by Pledgor of all of its obligations under this Agreement.
     (c) The term “Event of Default,” as used in this Agreement, means (i) any Event of Default as defined in any of the Loan Documents, (ii) the nonperformance or breach by Pledgor of any provision of this Agreement, (iii) the nonperformance or breach by either of the Borrowers of any provision of any of the Loan Documents, or (iv) the failure of the Pledged Shares to constitute at least 100% of the capital stock of GIC.
2. Pledge.
     (a) As security for the payment and performance of the Obligations, Pledgor hereby pledges to Pledgee the Pledged Shares and grants Pledgee a first priority lien and security interest therein. Upon the execution of this Agreement, Pledgor shall deliver to Pledgee the original certificate(s) representing the Pledged Shares, together with duly executed forms of assignment sufficient to transfer title thereto to Pledgee.
     (b) If, while this Agreement is in effect, Pledgor becomes entitled to receive or receives any securities or other property in addition to, in substitution of, or in exchange for any of the Pledged Shares (whether as a dividend or a distribution, and whether in connection with any merger, recapitalization, reorganization, or reclassification or otherwise), Pledgor shall accept such securities or other property on behalf of and for the benefit of Pledgee as additional security for the Obligations and shall promptly deliver such additional security to Pledgee, together with duly executed forms of assignment, and such additional security shall be deemed for all purposes to be part of the Pledged Shares hereunder.
3. Rights of Pledgee.
     (a) If any Event of Default occurs, then in addition to any other rights set forth herein, Pledgee shall have all the rights of a secured creditor at law or in equity and under the Uniform Commercial Code in effect at the time in the State of Kansas, including that Pledgee at its sole option may without demand of performance or other demand, advertisement or notice of any kind (except notice of the time and place of public or private sale to the extent required by applicable law) to or upon Pledgor or any other person (all of which are, to the extent permitted by law, hereby expressly waived), immediately take any one or more of the following actions:
     (i) realize upon the Pledged Shares or any part thereof and retain ownership of such Pledged Shares, provided that Pledgee complies with all required regulatory approvals in connection therewith; or
     (ii) realize upon the Pledged Shares or any part thereof and sell or otherwise dispose of and deliver the Pledged Shares or any part thereof or interest therein, in one or more lots and at such prices and on such terms as Pledgee may deem best, provided that Pledgee complies with all required regulatory approvals in connection therewith; or
     (iii) proceed by a suit at law or in equity to foreclose this Agreement and sell the Pledged Shares, or any portion thereof, under a judgment or decree of a court of competent jurisdiction; or
     (iv) proceed against Pledgor for money damages.

     (b) Should Pledgee choose to sell or otherwise dispose of the Pledged Shares following an Event of Default, the proceeds of any such disposition or other action by Pledgee shall be applied as follows:
     (i) first, to the costs and expenses incurred in connection therewith or incidental thereto or to the care or safekeeping of any of the Pledged Shares or in any way relating to the rights of Pledgee hereunder, including reasonable attorneys’ fees and legal expenses;
     (ii) second, to the satisfaction of the Obligations;
     (iii) third, to the payment of any other amounts required by applicable law; and
     (iv) fourth, to Pledgor to the extent of any surplus proceeds.
     4. Transfers and Other Liens. Pledgor hereby represents and warrants to Pledgee that Pledgor has good and valid title to the Shares, free and clear of all liens, security interests and encumbrances (other than under this Agreement), and that, so long as the Obligations are outstanding, the Pledged Shares shall constitute not less than 100% of the issued and outstanding capital stock of GIC. Pledgor hereby agrees that Pledgor will not:
     (a) sell, transfer, or otherwise dispose of, or grant any option with respect to, any of the Pledged Shares; or
     (b) create or permit to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Pledged Shares, except for the security interest under this Agreement.
     5. Termination. Upon satisfaction of all the Obligations, including all costs and expenses of Pledgee as provided herein, this Agreement shall terminate and Pledgee shall surrender the Pledged Shares to Pledgor together with all forms of assignment.
6. Voting Rights and Distributions.
     (a) So long as no Event of Default occurs, Pledgor shall be entitled to exercise any and all voting rights pertaining to the Pledged Shares and shall be entitled to receive and retain any distributions paid or distributed in respect of the Pledged Shares.
     (b) Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to exercise the voting rights or receive and retain distributions that it would otherwise be entitled to exercise or receive and retain shall cease, and all such rights shall thereupon automatically become vested in Pledgee, who shall thereupon have the sole right to exercise such voting rights and to receive and retain such distributions. To effectuate this, Pledgor shall execute the Proxy attached as Exhibit A hereto, which is fully incorporated herein, upon the execution of this Agreement. Pledgor shall execute and deliver (or cause to be executed and delivered) to Pledgee any other proxies or instruments as Pledgee may reasonably request for the purpose of enabling Pledgee to exercise the voting rights which it is entitled to exercise and to receive the distributions that it is entitled to receive and retain pursuant to the preceding sentence.
     7. Further Assurances. Pledgor agrees that at any time and from time to time upon the written request of Pledgee, Pledgor shall execute and deliver such further documents (including UCC financing statements) and do such further acts and things as Pledgee may reasonably request in order to effect the purposes of this Agreement. Pledgor hereby authorizes Pledgee to file all UCC financing statements necessary or desirable in order for Pledgee to perfect its security interest in the Pledged Shares.
     8. Amendments and Miscellaneous Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Pledgor and Pledgee.
     9. Severability. The provisions of this Agreement shall be deemed severable and the invalidity, illegality or unenforceability of any one or more of the provisions contained herein shall not affect, invalidate or render unenforceable any other provision of this Agreement.
     10. Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, personal and legal representatives, successors and assigns. Pledgor shall not assign its rights under this Agreement without the prior written consent of Pledgee.
     11. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Kansas without regard to principles of conflict of laws.
     12. No Waiver; Cumulative Remedies. Pledgee shall not, by any act, delay, omission, or otherwise, be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Pledgee, and then only to the extent therein set forth. A waiver by Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Pledgee would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of Pledgee, any right, power, or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.
     13. Entire Agreement. This Agreement and the Loan Documents set forth all of the provisions, agreements, conditions, understandings, representations and warranties among the parties hereto with respect to the subject matter hereof, and supersede all prior agreements or understandings, written or oral, among the parties hereto, with respect to the matters set forth herein and therein.
     14. Counterparts; Telefacsimile Execution. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile will be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also will deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart will not affect the validity, enforceability, or binding effect hereof.
     15. Waiver of Jury Trial. PLEDGOR AND PLEDGEE HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS, PLEDGOR AND PLEDGEE REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

PLEDGOR: Brandywine Insurance Holdings, Inc.
By:	/s/ Steven M. Mariano
Name:	Steven M. Mariano
Title:	President and Chief Executive Officer

PLEDGEE: Brooke Credit Corporation
By:	/s/ Michael S. Lowry
Name:	Michael S. Lowry
Title:	President